Exhibit 10.1

AMENDMENT NO. 3 TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into at Columbus, Ohio, as of September 26, 2005, by and among (a) Dominion Homes, Inc. (the “Company”), (b) the institutions from time to time (individually a “Lender” and collectively the “Lenders”) party to the Credit Agreement (as defined below) signatory hereto, and (c) The Huntington National Bank (“Huntington”) in its separate capacity as administrative agent for the Lenders and issuing banks under the Credit Agreement (with its successors in such capacity, the “Administrative Agent”). This Amendment further amends and modifies a certain Second Amended and Restated Credit Agreement dated as of December 3, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) by and among (a) the Company, as borrower, (b) the Lenders, as lenders, (c) KeyBank National Association, as Syndication Agent, (d) U. S. Bank National Association, as Documentation Agent, and (e) Huntington, as issuing bank for any Letters of Credit issued pursuant to the Credit Agreement and Administrative Agent. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS:

A. As of December 3, 2003, the Company, the Lenders, the Administrative Agent and the other agents referred to in the Credit Agreement executed and delivered the Credit Agreement setting forth the terms of certain extensions of credit and other financial accommodations to the Company; and

B. As of December 3, 2003, and, subsequently, as of June 30, 2004, in connection with the Credit Agreement, the Company executed and delivered, inter alia, the Notes, in the aggregate original principal sum of Three Hundred Million Dollars ($300,000,000) and a swing note in favor of Huntington in the principal sum of Fifteen Million Dollars ($15,000,000); and

C. In connection with the Credit Agreement and the Notes, the Company and certain of its Subsidiaries executed and delivered to the Administrative Agent certain other Loan Documents; and

D. The Company has requested that the Lenders and the Administrative Agent amend and modify certain terms and financial covenants in the Credit Agreement, and the Lenders signatory hereto and the Administrative Agent are willing to do so upon the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 8.16, “ Ratio of Uncommitted Land Holdings to Consolidated Tangible Net Worth,” of the Credit Agreement is hereby amended to recite in its entirety as follows:

8.16 Ratio of Uncommitted Land Holdings to Consolidated Tangible Net Worth.

The Company and its consolidated Subsidiaries shall maintain at all times a ratio of Uncommitted Land Holdings to Consolidated Tangible Net Worth of not greater than (i) 1.90 to 1.00 continuing through March 30, 2006, and (ii) 1.75 to 1.00 as of March 31, 2006, and continuing at all times thereafter.

2. Section 8.17, “ Interest Coverage Ratio,” of the Credit Agreement is hereby amended to recite in its entirety as follows:

8.17 Interest Coverage Ratio.

The Interest Coverage Ratio of the Company and its Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter for the twelve month period ending on such date, shall not be less than (i) 1.80 to 1.00 as of the fiscal quarter ending September 30, 2005, (ii) 1.90 to 1.00 as of the fiscal quarter ending December 31, 2005, and (iii) 2.00 to 1.00 as of the fiscal quarter ending March 31, 2006, and continuing as of the end of each fiscal quarter thereafter.

3. Section 8.18, “ Land Not Zoned for Residential Development,” of the Credit Agreement is hereby amended to recite in its entirety as follows:

8.18 Land Not Zoned for Residential Development.

Without the consent of the Administrative Agent and the Required Lenders, the Company will not, and will not permit any Subsidiaries to, purchase or hold any raw acreage or undeveloped land or other land not having a zoning classification appropriate for a subdivision development of the type developed by the Company or a Restricted Subsidiary, whether now owned or acquired hereafter, in excess of the aggregate sum of $20,000,000 outstanding at any time, valued at the lesser of cost or market.

4. The definitions of “Applicable Eurodollar Margin” and “Interest Expense,” respectively, set forth Section 14.3, “Defined Terms,” of the Credit Agreement are hereby amended to recite as follows:

“Applicable Eurodollar Margin” means the applicable rate per annum set forth below based on the Interest Coverage Ratio of the Company and its consolidated Subsidiaries as of the end of any applicable period of determination:

Interest Coverage Ratio	Applicable Eurodollar Margin
greater than 3.75 to 1.00	1.75%
greater than or equal to 3.25 to 1.00, but less than or equal to 3.75 to 1.00	2.00%
greater than 2.75 to 1.00, but less than 3.25 to 1.00	2.25%
greater than 2.25 to 1.00, but less than or equal to 2.75 to 1.00	2.50%
less than or equal to 2.25 to 1.00	2.75%

“Interest Expense” means, for any period (without duplication), all interest incurred, accrued, or paid on a consolidated basis for the Company and its Subsidiaries, regardless of (i) whether the same constitutes interest expense under GAAP, and (ii) whether such interest is accrued, expensed, capitalized, paid in cash or other property, or scheduled to be paid or accrued, and, includes, without limitation, the interest component of capital lease obligations for such period, all bank fees, commissions, discounts and other fees and charges owed with respect to the Letters of Credit and net costs under interest rate contracts.

5. Conditions of Effectiveness. All provisions of this Amendment shall become effective as of September 26, 2005, upon satisfaction of all of the following conditions precedent:

(a) The Administrative Agent shall have received:

(i) duly executed counterparts (with sufficient copies for the Administrative Agent, each Lender and the Company) of this Amendment executed by the Administrative Agent, Lenders constituting at least the Required Lenders and the Company;

(ii) duly executed fee letter satisfactory to the Administrative Agent; and

(iii) such other certificates, instruments, documents as may be required by the Administrative Agent, each of which shall be in form and substance satisfactory to the Administrative Agent and its counsel.

(b) The representations contained in the immediately following paragraph shall be true and accurate.

6. Representations and Warranties. The Company represents and warrants to the Administrative Agent and each Lender as follows: (a) that after giving effect to this Amendment, each representation and warranty made by or on behalf of the Company in the Credit Agreement and in the other Loan Documents is true and correct in all respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to a date prior hereto; (b) the execution, delivery and performance by the Company and each Restricted Subsidiary, if applicable, of this Amendment and the Loan Documents, as the case may be, have been duly authorized by all requisite corporate or organizational action on the part of each such Person and will not violate any Constituent Document of such Person; (c) each of this Amendment and the Loan Documents has been duly executed and delivered by the Company and each Restricted Subsidiary, as applicable, and each of this Amendment, the Credit Agreement as amended hereby and Loan Document constitutes the legal, valid and binding obligation of such Person, enforceable against each such Person in accordance with the terms thereof; and (d) no event has occurred and is continuing, and no condition exists which would constitute an Event of Default or a Potential Default.

7. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “Second Amended and Restated Credit Agreement,” “Credit Agreement,” “Agreement,” the prefix “herein,” “hereof,” or words of similar import, and each reference in the Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. (b) Except to the extent amended or modified hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the Loan Documents shall remain as written originally and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Lenders or the Administrative Agent may have hereunder or thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the rights of the Lenders or the Administrative Agent under or of any other term or provisions of the Credit Agreement or any Loan Document, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Company which would require the consent of the Lenders or the Administrative Agent.

8. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN THE PARTIES, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS AMENDMENT ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, EACH OF THE PARTIES TO THIS AMENDMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS AMENDMENT OR TO ANY OF THE OTHER INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered, shall be an original, and all of which together will constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof will constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

10. Costs and Expenses. The Company agrees to pay on demand in accordance with the terms of the Credit Agreement all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Administrative Agent’s counsel with respect thereto.

11. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Ohio.

12. Headings. Section headings in this Amendment are included herein for convenience of reference only and will not constitute a part of this Amendment for any other purpose.

13. Patriot Act Notice. The Lenders and the Administrative Agent hereby notify the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L.10756 (signed into law October 26, 2001)) (the “Act”), they are required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Lenders and the Administrative Agent to identify the Company in accordance with the Act.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company, the Administrative Agent and the following Lenders have hereunto set their hands as of the date first set forth above.

COMPANY:

DOMINION HOMES, INC.

By:	/s/ Terrence R. Thomas
Its:	SVP – Finance and CFO

ADMINISTRATIVE AGENT:

THE HUNTINGTON NATIONAL BANK

By:	/s/ Steven P. Clemens
Its:	Vice President

THE LENDERS:

THE HUNTINGTON NATIONAL BANK, as Lender and Issuing Bank

By:	/s/ Frederick G. Hadley
Its:	Senior Vice President

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Columbus))

By:	/s/ John C. Hart
Its:	Senior Vice President

Signature Page to Amendment No. 3 to Second Amendment and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION

By:
Its:

NATIONAL CITY BANK

By:	/s/ Steven A. Smith
Its:	Senior Vice President

COMERICA BANK

By:	/s/ Adam Sheets
Its:	Account Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael C. Dodge
Its:	Banking Officer

FIFTH THIRD BANK (CENTRAL OHIO)

By:	/s/ Christopher D. Jones
Its:	Vice President

Signature Page to Amendment No. 3 to Second Amendment and Restated Credit Agreement

BANK OF AMERICA, N.A., successor by merger to Fleet National Bank

By:	/s/ Mark W. LaRiviere
Its:	Senior Vice President

WASHINGTON MUTUAL BANK, FA, a federal association

By:
Its:

Signature Page to Amendment No. 3 to Second Amendment and Restated Credit Agreement

CONSENT OF GUARANTORS

The undersigned, each being a guarantor of the Company’s indebtedness to the Lenders pursuant to certain guaranty agreements executed and delivered to the Administrative Agent, hereby consents and agrees to be bound by the terms, conditions and execution of the foregoing Amendment and hereby further agrees that (i) each of their obligations shall be continuing as provided in said guaranty agreements, and (ii) said guaranty agreements shall remain as written originally and continue in full force and effect in all respects.

DOMINION HOMES OF KENTUCKY GP, LLC		DOMINION HOMES REALTY, LLC

By:	/s/ Terrence R. Thomas	By:	/s/ Terrence R. Thomas
Its:	Vice President	Its:	Vice President and Treasurer

ALLIANCE TITLE AGENCY OF KENTUCKY, LLC		RESOLUTION PROPERTY COMPANY, LLC

By:	/s/ Terrence R. Thomas	By:	/s/ Terrence R. Thomas
Its:	Vice President and Treasurer	Its:	President

DOMINION HOMES OF KENTUCKY, LTD., a Kentucky limited partnership

		By:	Dominion Homes of Kentucky GP, LLC, a Kentucky limited liability company, its general partner

			By:	/s/ Terrence R. Thomas
			Its:	Vice President

Signature Page to Amendment No. 3 to Second Amendment and Restated Credit Agreement